                                                                 Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Amendment No. 8 to the Registration Statement on Form S-4 of Networks Associates, Inc. of our report dated January 17, 2002, except as to Note 3, which is as of May 17, 2002, relating to the consolidated financial statements, which appears in Networks Associates, Inc.'s Current Report on Form 8-K dated July 3, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP
San Jose, California
September 4, 2002